Exhibit 99.1

PRESS RELEASE

GCM Grosvenor Announces Completion of Business Combination

Firm Will Begin Trading on The Nasdaq Capital Market Under the Ticker ‘GCMG’ on Nov. 18, 2020

CHICAGO, November 17, 2020 – GCM Grosvenor, a global alternative asset management firm, and CF Finance Acquisition Corp. (“CFAC”) (NASDAQ: CFFA) announced today that they have completed their business combination. The Class A common stock of the combined company, which will operate as GCM Grosvenor Inc., is scheduled to begin trading on The Nasdaq Capital Market under the ticker “GCMG” beginning on November 18, 2020.

GCM Grosvenor is a leading alternative solutions provider with assets under management across private equity, infrastructure, real estate, credit and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.

“We are excited to build upon our five decades as a leader in providing alternative asset management solutions to our clients,” said Michael Sacks, GCM Grosvenor’s Chairman and CEO. “We have long believed that we succeed when our clients succeed, and we look forward to continuing to serve our clients while building value for our public shareholders.”

The cash held in CFAC’s trust account, together with the $195 million in PIPE proceeds and $30 million investment from Cantor Fitzgerald, will be used to purchase shares from certain GCM Grosvenor pre-transaction equity holders, reduce GCM Grosvenor’s existing indebtedness, fund GCM Grosvenor’s future growth, and pay transaction expenses. At the completion of the transaction, GCM Grosvenor management owns in excess of 78% of the equity interests of the combined company.

Advisors

J.P. Morgan served as exclusive financial advisor to GCM Grosvenor on the business combination and William Blair & Company served as capital markets advisor to GCM Grosvenor. Latham & Watkins LLP served as legal counsel to GCM Grosvenor.

Cantor Fitzgerald & Co. acted as financial and capital markets advisor to CFAC and The Klein Group, LLC acted as M&A advisor to CFAC. Hughes Hubbard & Reed LLP and Ellenoff Grossman & Schole LLP served as legal counsel to CFAC.

J.P. Morgan and Cantor Fitzgerald & Co. served as placement agents for the PIPE financing.

About GCM Grosvenor

GCM Grosvenor is a global alternative asset management solutions provider with assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.

GCM Grosvenor’s experienced team of approximately 500 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, London, Tokyo, Hong Kong, and Seoul.

About CF Finance Acquisition Corp.

CF Finance Acquisition Corp. is a public investment vehicle formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. CFAC is led by its Chairman and Chief Executive Officer, Howard W. Lutnick, who is also the Chairman and Chief Executive Officer of Cantor Fitzgerald. Prior to the business combination, CFAC's securities were traded on the Nasdaq Capital Market under the ticker symbols CFFA, CFFAW and CFFAU.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business and the completed business transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including without limitation, the historical performance of our funds may not be indicative of our future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on our business; the variable nature of our revenues; competition in our industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; and risks related to the performance of our investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the joint registration statement/proxy statement on Form S-4 filed by GCM Grosvenor Inc. and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

GCM Grosvenor Public Shareholders Contact
Stacie Selinger

sselinger@gcmlp.com

312-506-6583

Media Contacts
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999

Karen Laureano-Rikardsen

klrikardsen@cantor.com

212-829-4975